UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) April 30, 2009

ESCALADE, INCORPORATED

(Exact Name of Registrant as Specified in Its Charter)

Indiana

(State or Other Jurisdiction of Incorporation)

0-6996	13-2739290

(Commission File Number)	(IRS Employer Identification No.)

817 Maxwell Ave, Evansville, Indiana	47711

(Address of Principal Executive Offices)	(Zip Code)

(812) 467-1334

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

          Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 – Entry into a Material Definitive Agreement

Item 2.03 - Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

          On April 30, 2009, Escalade, Incorporated (“Escalade”) and each of its domestic subsidiaries (collectively with Escalade, the “Company”) entered into a Credit Agreement with its issuing bank, JPMorgan Chase Bank, N.A. (“Chase”), and the other lenders identified in the Credit Agreement (collectively, the “Lender”). Under the terms of the Credit Agreement, the Lender has made available to Escalade a senior revolving credit facility in the maximum amount of up to $50,000,000.00 (the “Revolving USD Facility”) and a senior revolving credit facility in the maximum amount of up to €3,000,000.00 (the “Revolving Euro Facility” and together with the Revolving USD Facility, the “Credit Facility”). The Credit Agreement allows Escalade to request the issuance of letters of credit of up to $3,500,000.00, subject to the aggregate undrawn amount of a letter of credit issued by The Bank of New York Trust Company, N.A. for the account of Martin Yale Industries, Inc. The Credit Facility will be used only to repay the indebtedness, liability and obligations of the Company owed to Chase under the Credit Agreement, to supplement working capital and for other business purposes. The entire text of the Credit Agreement (without exhibits and schedules) is attached hereto as Exhibit 10.1.

          Escalade is required to repay the outstanding principal balance of the Revolving USD Facility and the Revolving Euro Facility, including all accrued and unpaid interest thereon, on May 31, 2010 (the “Maturity Date”). Escalade may prepay the Revolving USD Facility and the Revolving Euro Facility, in whole or in part, and reborrow prior to the Maturity Date. All payments by Escalade on or with respect to each of the Revolving USD Facility and the Revolving Euro Facility shall be made in the currency of such Credit Facility, respectively and shall be made without setoff, recoupment or counterclaim. At Escalade’s request, each borrowing under the Credit Facility will bear interest at a rate per annum equal to (a) the Alternative Base Rate plus 2.50% (with a minimum rate of 4.00%) (the “ABR Rate”); (b) LIBOR plus 4.50% (the “LIBOR Rate”) or (c) EURIBOR plus 4.50% (the “EURIBOR Rate”). The Alternative Base Rate will be equal to the highest of the prime rate, the federal funds effective rate plus 0.5% or the LIBOR rate for a one month interest period plus 2.50%. After Escalade’s initial borrowing request, Escalade may subsequently elect to convert a specific loan to (a) the ABR Rate, (b) the LIBOR Rate or (c) the EURIBOR Rate.

          Escalade incurred an origination fee equal to $250,000 for the Revolving USD Facility and €15,000 for the Revolving Euro Facility. In addition, Escalade is required to pay certain fees to the agent and the Lender for the underwriting commitment and the administration and use of the Credit Agreement. The underwriting commitment for the Revolving USD Facility is 0.50% per annum on the average daily unused availability for the Revolving USD Facility for the preceding quarter. The underwriting commitment for the Revolving Euro Facility is 0.50% per annum on the average daily unused availability for the Revolving Euro Facility for the preceding quarter. In the event any letters of credit are issued by the Lender, Escalade must pay a commission on all outstanding letters of credit at a per annum rate equal to 3.00% on the face amount of each such letter of credit. Furthermore, a fronting fee equal to 1.25% per annum on the face amount of each letter of credit is payable to Chase on the date of issuance of each letter of credit.

          Escalade’s indebtedness under the Credit Agreement is collateralized by liens on all of the present and future equity of each of Escalade’s domestic subsidiaries and substantially all of the assets of the Company. In addition, each direct and indirect domestic subsidiary of Escalade has unconditionally guaranteed all of the indebtedness of Escalade arising under the Credit Agreement and has secured its guaranty with a first priority security interest and lien on all of its assets. The Pledge and Security Agreement dated April 30, 2009 by and between Escalade and Chase is attached hereto as Exhibit 10.2. The form of Pledge and Security Agreement and the form of Unlimited Continuing Guaranty applicable to each of Escalade’s domestic subsidiaries are attached hereto as Exhibits 10.3 and 10.4, respectively.

          Under the terms of the Credit Agreement, the Company is subject to a minimum fiscal monthly EBITDA achievement, a Maximum Debt to Tangible Net Worth Ratio and a maximum amount of total capital expenditures from February 1, 2009 to the Maturity Date, as well as to certain affirmative and negative covenants customary for facilities of this type. The Company must achieve a consolidated EBITDA for each period which begins with the first fiscal monthly period for Escalade’s 2009 fiscal year and ends on the close of each fiscal month during the term of the Credit Facility (each such period being an “EBITDA Test Period”) equal to not less than 85% of the aggregate projected consolidated EBITDA of the Company for each such EBITDA Test Period. In addition, as of the close of each fiscal monthly period which closes during the term of the Credit Facility, beginning with the third fiscal monthly period in Escalade’s 2009 fiscal year, the Company must achieve a consolidated EBITDA for the three consecutive fiscal month period which ends at the close of such fiscal monthly period of not less than 50% of the sum of the projected consolidated EBITDA amounts for such three consecutive fiscal months. The Company must maintain a Maximum Debt to Tangible Net Worth Ratio as of the close of each fiscal month of not more than 2.25 to 1.00 throughout the entire term of the Credit Agreement.

          Furthermore, the terms of the Credit Agreement require the Company to comply with various covenants and negative covenants customary for facilities of this type. Those negative covenants include restrictions on the Company’s ability to pay cash dividends, to repurchase shares in excess of $50,000 in the aggregate, to repurchase fractional shares in excess of $500,000 in the aggregate, to incur aggregate capital expenditures in excess of $2,500,000 through the maturity date of the credit facility, and to incur in excess of $500,000 in aggregate capital expenditures in the first five fiscal months of the Company’s 2010 fiscal year.

          On May 1, 2009, the Company issued a press release announcing its entry into the new credit facilities. A copy of that press release is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits

(c)	Exhibits

	Exhibit	Description

	10.1	Credit Agreement dated as of April 30, 2009 among Escalade, Incorporated and JPMorgan Chase Bank, N.A. (without exhibits and schedules, which Escalade has determined are not material).

	10.2	Pledge and Security Agreement dated as of April 30, 2009 by and between Escalade, Incorporated and JPMorgan Chase Bank, N.A.

	10.3	Form of Pledge and Security Agreement dated as of April 30, 2009 with JPMorgan Chase Bank, N.A. (1)

	10.4	Form of Unlimited Continuing Guaranty dated as of April 30, 2009 in favor of JPMorgan Chase Bank, N.A. (1)

	99.1	Press release dated May 1, 2009

(1)   Each of Escalade’s eleven domestic subsidiaries has entered into the identical form of Pledge and Security Agreement and form of Unlimited Continuing Guaranty. Those eleven domestic subsidiaries are: Indian Industries, Inc.; Harvard Sports, Inc.; Martin Yale Industries, Inc.; U.S. Weight, Inc.; Bear Archery, Inc.; Escalade Sports Playground, Inc.; Schleicher & Co. America, Inc.; Olympia Business Systems, Inc.; EIM Company, Inc.; SOP Services, Inc.; and Escalade Insurance, Inc.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, Escalade, Incorporated has duly caused this report to be signed on its behalf in Evansville, Indiana by the undersigned hereunto duly authorized.

Date: May 6, 2009	ESCALADE, INCORPORATED

By: /s/ Deborah J. Meinert

Vice President Finance, Chief Financial Officer and Secretary